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                              CERTIFICATE OF TRUST

         The undersigned, the trustees of CalEnergy Capital Trust VI, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

         1. The name of the business trust being formed hereby (the "Trust") is "CalEnergy Capital Trust VI".

         2. The name and business address of the trustee of the Trust which has its principal place of busi- ness in the State of Delaware is as follows:

              The Bank of New York, Delaware
              23 White Clay Center
              Route 273
              Newark, Delaware  19711

         3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  September 16, 1997
					     /s/ Steven A. McArthur
                                            ----------------------------------
                                            Name:  Steven A. McArthur
                                            Title: Regular Trustee

                                             /s/ Craig Hammett
                                            ----------------------------------
                                            Name:  Craig Hammett
                                            Title: Regular Trustee

                                             /s/ Douglas L. Anderson
                                            ----------------------------------
                                            Name:  Douglas L. Anderson
                                            Title: Regular Trustee


                                            THE BANK OF NEW YORK, DELAWARE, as
                                            Delaware Trustee



                                            By: /s/ Walter N. Gitlin
                                               -------------------------------
                                               Name:  Walter N. Gitlin
                                               Title: Authorized Signatory